UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2006

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6 West Druid Hills Drive

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 5.02 of this report with respect to the severance agreements and amendment to employment agreement described therein is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 5.02 of this report with respect to the termination of the employment agreements described therein is incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 15, 2006, Mr. David D. Cathcart, 35, was appointed Chief Financial Officer and Treasurer of TRX, Inc. (the “Company”) effective November 15, 2006. Mr. Cathcart was promoted to this position from Vice President, Finance and Controller, a position he held since July 2005. Prior to joining the Company as Controller, Mr. Cathcart served as Controller of General Electric’s Energy Services Installation and Repair division from September 2003 to September 2004, and Assistant Corporate Controller of Mirant Corporation from June 2001 to September 2003.  Mr. Cathcart is a CPA and began his career with Arthur Andersen. He holds an MBA from the University of Central Florida and a BS in Accountancy from the University of Notre Dame.

Pursuant to his appointment as Chief Financial Officer and Treasurer, Mr. Cathcart’s Employment Agreement was amended. The Agreement provides for an annual base salary of $275,000 and an annual discretionary bonus. The term of the Agreement was extended to July 1, 2008, the notice provision for renewal or termination was amended to provide for a twelve (12) month notice period, and the Agreement includes a covenant not to compete for two years after termination of his employment for any reason. Additionally, on November 15, 2006, Mr. Cathcart was granted options to purchase 100,000 shares of the Company’s common stock at an exercise price of $6.41 per share, with vesting over a four (4) year period pursuant to the terms of the TRX Omnibus Incentive Plan.

Effective November 15, 2006, Lindsey B. Sykes will no longer serve as the Company’s Chief Financial Officer and Treasurer and is departing the Company.

Separately, on November 10, 2006, Timothy J. Severt, Executive Vice President, Administration, and Company Secretary notified the Company of his resignation. At the request of the Company, Mr. Severt agreed to continue to serve as an officer and employee of the Company through February 28, 2007. Accordingly, a separation agreement between Mr. Severt and the Company was executed on November 15, 2006. In connection with the agreement, beginning in March 2007, the Company will pay to Mr. Severt six monthly payments equal to his current monthly base salary and provide him with benefits consistent with his current employment arrangement during such period. Mr. Severt will be eligible to receive a discretionary bonus for 2006. Mr. Severt remains in good standing with the Company, and has agreed to provide certain transition services as needed to the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: November 15, 2006	/s/ Norwood H. Davis, III
	Name:	Norwood H. Davis, III
	Title:	President & CEO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 15, 2006.